Exhibit 10.2

THE USE OF THE FOLLOWING NOTATION IN THIS EXHIBIT INDICATES

THAT THE CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO

ITEM 601(b)(10)(iv) WHEREBY CERTAIN IDENTIFIED INFORMATION HAS

BEEN EXCLUDED BECAUSE IT IS BOTH NOT MATERIAL AND WOULD

LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY

DISCLOSED: [***]

EXECUTION VERSION

INTELLECTUAL PROPERTY MATTERS AGREEMENT

This INTELLECTUAL PROPERTY MATTERS AGREEMENT (this “Agreement”), dated as of April 8, 2022, is made and entered into by and between AT&T Inc., a Delaware corporation (“AT&T”) and AT&T Intellectual Property LLC, a Delaware corporation (“IP HoldCo”, and together with AT&T, the “AT&T Parties”), on the one hand, and Magallanes, Inc., a Delaware corporation (“Spinco”), on the other hand.

WHEREAS, upon the terms and subject to the conditions set forth in the Separation and Distribution Agreement, dated as of May 17, 2021, by and between AT&T, Spinco and Discovery, Inc. (“RMT Partner,” and such agreement the “Separation and Distribution Agreement”), AT&T has agreed to assign and transfer certain assets to Spinco and the parties thereto have agreed to take certain other actions as set forth therein;

WHEREAS, following the consummation of the transactions contemplated by the Separation and Distribution Agreement, Merger Sub, a wholly owned subsidiary of RMT Partner, shall be merged with and into Spinco, with Spinco as the surviving entity, all upon the terms and subject to the conditions set forth in that certain Merger Agreement, dated as of May 17, 2021, by and among AT&T, Spinco, RMT Partner, and Merger Sub (the “Merger Agreement”); and

WHEREAS, in connection with the transactions contemplated by the Separation and Distribution Agreement and the Merger Agreement, the Parties desire to enter into this Agreement as provided in the Separation and Distribution Agreement and Merger Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and in the Separation and Distribution Agreement and the Merger Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Certain Defined Terms. The following capitalized terms as used in this Agreement shall have the meanings specified in this Article I:

“Affiliate” has the meaning set forth in the Separation and Distribution Agreement.

“Agreement” has the meaning set forth in the Preamble.

“AT&T Business” means the Remainco Business, as defined in the Separation and Distribution Agreement.

“AT&T Entities” means AT&T and each Person (other than Spinco and the other members of Spinco Group) that is a direct or indirect Subsidiary of AT&T immediately prior to the Spinco Distribution, and each Person that becomes a Subsidiary of AT&T after the Spinco Distribution.

“AT&T Parties” has the meaning set forth in the Preamble.

“AT&T Transition Period” has the meaning set forth in Section 2.02(c).

“AT&T” has the meaning set forth in the Preamble.

“Back Office Collateral” means the collateral and the Content set forth in Annex E, that is used internally, solely for back office purposes.

“Business Day” has the meaning set forth in the Merger Agreement.

“Chosen Courts” has the meaning set forth in the Merger Agreement.

“Closing Date” has the meaning set forth in the Merger Agreement.

“Closing” has the meaning set forth in the Merger Agreement.

“Content” means any visual, audio or audiovisual programming content, including any portion or element thereof.

“Continuing Arrangements” has the meaning set forth in the Separation and Distribution Agreement.

“Contract” has the meaning set forth in the Merger Agreement.

“Control” (or the correlative, “Controlled”) by a Person means, with respect to any Intellectual Property, the right of such Person to license or sublicense such Intellectual Property within the scope of the applicable license granted under this Agreement without (a) breach of any obligation to any Third Party, (b) requirement to obtain consent of any Third Party or (c) obligation to assign or forfeit any rights, pay any royalty, or provide other consideration or incur any other liability to any Third Party.

“Copyright” has the meaning set forth in the definition of “Intellectual Property.”

“Corporate and Legal Identity” means, collectively, (a) letterhead, business cards, stationery, web sites, social media sites, packaging slips, invoices, product datasheets, product labels and any other materials to the extent that any of the foregoing identifies a company or a corporate identity, and (b) corporate names, assumed names, fictitious names, d/b/a’s, or other legal identities.

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“Distribution Date” means the “Spinco Distribution Date” as defined in the Separation and Distribution Agreement.

“Facilities-Based System” means a physical transmission facility that distributes television programming using: (a) cable, fiber, wireline technology, satellite master antenna television, multichannel multipoint distribution service, or digital subscriber line; (b) telecommunications infrastructure (i.e., systems either: (i) primarily using common carrier telephone land lines or (ii) operated by common carrier telephone companies using a primarily terrestrial distribution system (such as Verizon FIOS)); (c) direct broadcast satellite; or (d) successor wireline or non-wireline technologies. Distribution on a Facilities-Based System expressly excludes any distribution via wireless or the internet.

“Improvement” to Technology means any modifications, derivative works, enhancements and improvements. For clarity, an item of Technology will be deemed to be an Improvement of another item of Technology only if it is actually derived from such other item of Technology and not merely because it may have the same or similar functionality or use as such other item of Technology.

“Intellectual Property” means, collectively, all U.S. and foreign intellectual property rights, including all rights in (a) trademarks, service marks, brand names, certification marks, collective marks, d/b/a’s, Internet domain names, logos, designs, symbols, trade dress, trade names, and other indicia of origin, all applications and registrations for the foregoing, and all goodwill associated therewith and symbolized thereby, including all renewals of same (“Trademarks”); (b) all patents, patent applications, including divisions, continuations, continuations-in-part, extensions, reissues, reexaminations, and any other governmental grant for the protection of inventions or industrial designs (“Patents”); (c) trade secrets and all other confidential and proprietary information, including, know-how, processes, schematics, business methods, formulae, technical data, specifications, operating and maintenance manuals, drawings, prototypes, models, designs, customer lists and supplier lists (“Trade Secrets”); (d) published and unpublished works of authorship in any media, whether copyrightable or not (including software, source code, object code, databases and other compilations of information), copyrights therein and thereto, and registrations and applications therefor, and all renewals, extensions, restorations and reversions thereof (“Copyrights”); (e) all derivative, compilation and ancillary rights of every kind, whether now known or hereafter recognized, related to Copyrights; and (f) moral rights, rights of publicity and rights of privacy.

“Intercompany Contract” means any and all Contracts on commercial terms between any member of the Spinco Group, on the one hand, and any AT&T Entity (other than Spinco or its Subsidiaries), on the other hand, in effect at Closing, including the applicable Continuing Arrangements finalized pursuant to the procedures set forth in Section 1.2(a) of the Separation and Distribution Agreement.

“IP HoldCo” has the meaning set forth in the Preamble.

“Law” has the meaning set forth in the Merger Agreement.

“Licensed AT&T Identified Patents” means the Patents set forth in Annex A-1 and all Related Patents thereto (regardless of when such Related Patents are filed or issued) that are Controlled by any AT&T Entity at any time during the term of this Agreement.

“Licensed AT&T Patents” means the Licensed AT&T Identified Patents and the Licensed AT&T Technology Patents.

“Licensed AT&T Technology IPR” means the Other IPR Controlled by AT&T or any entity that is a Subsidiary of AT&T as of immediately following the Closing that is embodied or contained in the applicable Licensed AT&T Technology.

“Licensed AT&T Technology Patents” means the Patents Controlled by AT&T or any entity that is a Subsidiary of AT&T as of immediately following the Closing, that claim or cover the applicable Licensed AT&T Technology, including the making or use of such Licensed AT&T Technology, and all Related Patents thereto (regardless of when such Related Patents are filed or issued) that are Controlled by any AT&T Entity at any time during the term of this Agreement.

“Licensed AT&T Technology” means all (a) Technology constituting a tangible (including electronic) embodiment of Intellectual Property Controlled by AT&T or any entity that is a Subsidiary of AT&T as of immediately following the Closing, and that was used in the conduct of the Spinco Business at any time during the period commencing twelve (12) months prior to the Closing Date and ending on the Closing Date, including the Technology set forth in Annex B and Annex E, and (b) Spinco Business Information; provided, however, that Licensed AT&T Technology shall exclude (i) any Technology that was used by Spinco or its Subsidiaries solely pursuant to Intercompany Contracts, and (ii) the Common Data Platform, as such term is defined in that certain License Agreement, dated as of March 31, 2022, by and between IP Holdco and Spinco.

“Licensed AT&T Trademarks” means the Trademarks that are owned by AT&T or any entity that is a Subsidiary of AT&T as of immediately following the Closing and that are used or displayed in connection with the Spinco Business as of the Closing Date; provided, however, that Licensed AT&T Trademarks shall exclude any Trademark that was used by Spinco or its Subsidiaries solely pursuant to Intercompany Contracts.

“Licensed AT&T Transition Content” means Content owned by AT&T or any entity that is a Subsidiary of AT&T as of immediately following the Closing that is used or displayed in a manner ancillary or appurtenant to any Licensed AT&T Trademark in connection with the Spinco Business (excluding any Content distribution business) as of the Closing Date; provided, however, that Licensed AT&T Transition Content shall exclude any Content that was used by Spinco or its Subsidiaries solely pursuant to Intercompany Contracts.

“Licensed AT&T Transition Materials” means the Licensed AT&T Trademarks and Licensed AT&T Transition Content.

“Licensed Spinco Identified Patents” means the Patents set forth in Annex A-2 and all Related Patents thereto (regardless of when such Related Patents are filed or issued) that are Controlled by any member of the Spinco Group at any time during the term of this Agreement.

“Licensed Spinco Patents” means the Licensed Spinco Identified Patents and the Licensed Spinco Technology Patents.

“Licensed Spinco Technology IPR” means the Other IPR Controlled by Spinco or any entity that is a Subsidiary of Spinco as of immediately following the Closing that is embodied or contained in the applicable Licensed Spinco Technology.

“Licensed Spinco Technology Patents” means the Patents Controlled by Spinco or any entity that is a Subsidiary of Spinco as of immediately following the Closing, that claim or cover the applicable Licensed Spinco Technology, including the making or use of such Licensed Spinco Technology, and all Related Patents thereto (regardless of when such Related Patents are filed or issued) that are Controlled by any member of the Spinco Group at any time during the term of this Agreement.

“Licensed Spinco Technology” means all Technology constituting a tangible (including electronic) embodiment of Intellectual Property Controlled by Spinco or any entity that is a Subsidiary of Spinco as of immediately following the Closing, and that was used in the conduct of the AT&T Business at any time during the period commencing twelve (12) months prior to the Closing Date and ending on the Closing Date, including the Technology set forth in Annex C; provided, however, that Licensed Spinco Technology shall exclude any Technology that was used by any AT&T Entity solely pursuant to Intercompany Contracts.

“Licensed Spinco Trademark” means the Trademarks that are owned by Spinco or any entity that is a Subsidiary of Spinco as of immediately following the Closing and that are used or displayed in connection with the AT&T Business as of the Closing Date; provided, however, that Licensed Spinco Trademark shall exclude any Trademark that was used by any AT&T Entity solely pursuant to Intercompany Contracts.

“Licensed Spinco Transition Content” means Content owned by Spinco or any entity that is a Subsidiary of Spinco as of immediately following the Closing that is used or displayed in a manner ancillary or appurtenant to any Licensed Spinco Trademark in connection with the AT&T Business (excluding any Content distribution business) as of the Closing Date; provided, however, that Licensed Spinco Transition Content shall exclude any Content that was used by any AT&T Entity solely pursuant to Intercompany Contracts.

“Licensed Spinco Transition Materials” means the Licensed Spinco Trademarks and Licensed Spinco Transition Content.

“Merger Agreement” has the meaning set forth in the Recitals.

“Merger Sub” has the meaning set forth in the Merger Agreement.

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“Other IPR” means all Intellectual Property, other than (a) Patents, (b) Trademarks and (c) Copyrights in Content or other proprietary rights in Content. For clarity, and notwithstanding the foregoing, Other IPR shall include Intellectual Property rights in Back Office Collateral.

“Party” means each of the AT&T Parties and Spinco individually, and “Parties” means the AT&T Parties and Spinco collectively. References to “the other Party” shall mean the AT&T Parties (collectively) or Spinco, as applicable.

“Patent” has the meaning set forth in the definition of “Intellectual Property.”

“Person” has the meaning set forth in the Merger Agreement.

“Personal Data” has the meaning set forth in the Merger Agreement.

“Proceeding” has the meaning set forth in the Merger Agreement.

“Related Patents” of a Patent (the “First Patent”) means all Patents in any country of the world claiming priority to, or from which priority is claimed by, the First Patent, together with all foreign counterparts thereof.

“Remainco Entities” has the meaning set forth in the Merger Agreement.

“RMT Partner” has the meaning set forth in the Recitals.

“Separation and Distribution Agreement” has the meaning set forth in the Recitals.

“Specified Shared Technology IP” means the Copyrights and Trade Secrets embodied in the Specified Shared Technology.

“Specified Shared Technology” means the Technology described in Annex D.

“Spinco” has the meaning set forth in the Preamble.

“Spinco Business” has the meaning set forth in the Separation and Distribution Agreement.

“Spinco Business Information” means business information and data generated by AT&T or any of its Subsidiaries (excluding, for clarity, the Spinco Group) prior to the Closing, for or on behalf of the Spinco Group for use in the operation of the Spinco Business; provided, however, that Business Information shall exclude (a) any Personal Data, and (b) any information and data (including usage data) regarding actual or potential customers or subscribers of products or services of AT&T or any of its Subsidiaries (excluding, for clarity, the Spinco Group) or [***] or any of its Affiliates. For clarity, any data compilation that otherwise meets the foregoing definition (or applicable portion thereof, if less than the entire compilation meets the foregoing definition) shall constitute Spinco Business Information.

“Spinco Distribution” has the meaning set forth in the Separation and Distribution Agreement.

“Spinco Entities” has the meaning set forth in the Merger Agreement.

“Spinco Group” has the meaning set forth in the Separation and Distribution Agreement.

“Spinco Transition Period” has the meaning set forth in Section 2.01(d).

“Standards of Quality” means at least the same standards of quality, appearance, service and other standards that were observed as of the Closing Date by the Parties and their Affiliates in connection with the use and display of the applicable Trademarks licensed pursuant to Section 2.01(d) or Section 2.02(c), as applicable.

“Subsidiary” has the meaning set forth in the Separation and Distribution Agreement.

“Technology” means tangible embodiments, whether in electronic, written or other media, of Intellectual Property, including designs, documentation (such as bill of materials, build instructions and test reports), schematics, layouts, reports, algorithms, routines, software (including source code and object code), lab notebooks, equipment, processes, prototypes and devices. For clarity, and notwithstanding the foregoing, Technology excludes any Intellectual Property itself or Content, data or data compilations, but includes Back Office Collateral.

“Third Party” means any Person, other than AT&T, AT&T’s Affiliates, Spinco and Spinco’s Affiliates.

“Trade Secret” has the meaning set forth in the definition of “Intellectual Property.”

“Trademark” has the meaning set forth in the definition of “Intellectual Property.”

“Transaction Documents” has the meaning set forth in the Merger Agreement.

“Transition Material Licensee” has the meaning set forth in Section 3.01.

“Transition Material Licensor” has the meaning set forth in Section 3.01.

“Transition Material” means the Licensed AT&T Transition Materials or the Licensed Spinco Transition Materials, as applicable.

“Transition Services Agreement” has the meaning set forth in the Merger Agreement.

ARTICLE II

LICENSES AND INTELLECTUAL PROPERTY RIGHTS

Section 2.01 Licenses to Spinco.

(a) License under Licensed AT&T Identified Patents. Effective as of the Distribution Date and subject to the terms and conditions of this Agreement, IP HoldCo, on behalf of itself, AT&T and any entity that is a Subsidiary of AT&T as of immediately following the Closing, hereby grants to the Spinco Group a non-exclusive, royalty-free, fully paid-up, irrevocable, perpetual, worldwide, non-sublicensable and non-transferable (except as permitted by Section 7.09) right and license under the Licensed AT&T Identified Patents to make, have made, use, have used, sell, have sold, offer to sell, import or have imported, or otherwise exploit any product or service and to practice any method or process, each of which rights may be exercised by the Spinco Group or, at the election of any member of the Spinco Group, on its behalf by its authorized agents, end users, directors, employees, officers, distributors, resellers, contractors, subcontractors, suppliers and original equipment manufacturers, in each case, for any and all purposes. For clarity, the ongoing rights granted pursuant to the foregoing license to any member of the Spinco Group that ceases to be an Affiliate of Spinco are as set forth in Section 7.09.

(i) If any member of the Spinco Group identifies any Patent(s) Controlled by any AT&T Entity filed after June 14, 2018 and prior to the Closing Date, for which the named inventors include at least one employee of the Spinco Entities and one employee of the Remainco Entities, in each case where the conception or reduction to practice of the relevant invention took place during the period of employment and such Patent(s) are not set forth on Annex A-1, or otherwise included in the Licensed AT&T Identified Patents as of the date such Patent(s) are identified, then promptly following notice thereof to the AT&T Parties, IP HoldCo shall amend the definition of Licensed AT&T Identified Patents so as to include such Patent(s), retroactive as to the date of this Agreement, to the extent rights in such Patent(s) remain licensable by IP HoldCo (or any other AT&T Entity) as of the date of such notice.

(b) License to Licensed AT&T Technology. With respect to each item of Licensed AT&T Technology (including, without limitation, such Licensed AT&T Technology identified in Annex B and Annex E), effective as of the Distribution Date and subject to the terms and conditions of this Agreement, IP HoldCo, on behalf of itself, AT&T and any entity that is a Subsidiary of AT&T as of immediately following the Closing, hereby grants to the Spinco Group the following non-exclusive, royalty-free, fully paid-up, non-terminable, irrevocable (except as permitted under Section 5.02), perpetual, worldwide, non-sublicensable and non-transferable (except as permitted by Section 7.09) right and license and/or sublicense, as applicable:

(i) under the Licensed AT&T Technology Patents to make, have made, use, have used, sell, have sold, offer to sell, import or have imported, or otherwise exploit such Licensed AT&T Technology and Improvements thereto, or any product or service that uses or incorporates such Licensed AT&T Technology or such Improvements (but only to the extent of such use or incorporation), and to practice any method or process in connection with the foregoing, and

(ii) under the Licensed AT&T Technology IPR, to copy, use, modify, reproduce, display, perform, make Improvements of or to, distribute, provide and otherwise exploit such Licensed AT&T Technology (in object code and source code form, to the extent the source code is in the possession of any member of the Spinco Group as of the Closing Date or is provided (or required to be provided) to the Spinco Group under Section 2.01(b)(iv)), or any product or service that uses or incorporates such Licensed AT&T Technology or such Improvements (but only to the extent of such use or incorporation), each of which rights may be exercised by the Spinco Group or, at the election of any member of the Spinco Group, on its behalf by its authorized agents, end users, directors, employees, officers, distributors, resellers, contractors, subcontractors, suppliers and original equipment manufacturers, in each case, in the conduct of the business of the Spinco Group, in order to continue using the Licensed AT&T Technology in substantially the same manner as used in the conduct of the Spinco Business during the period commencing twelve (12) months prior to the Closing Date and ending on the Closing Date. For clarity, (A) the ongoing rights granted pursuant to the foregoing license to any member of the Spinco Group that ceases to be an Affiliate of Spinco are as set forth in Section 7.09 and (B) the license in this Section 2.01(b) shall provide rights to use or practice the applicable Licensed AT&T Technology Patents and the Licensed AT&T Technology IPR only in connection with use or exploitation of the Licensed AT&T Technology (and any modifications, updates, upgrades, new versions and other derivatives thereof).

(iii) Restrictions. Except as expressly provided above in this Section 2.01(b) or otherwise in this Agreement, Spinco shall not (and shall ensure that its Subsidiaries do not) provide, distribute, license, sublicense, sell, assign or transfer any Licensed AT&T Technology, in whole or in part, to any Third Party, or authorize any Third Party to in any way access or utilize any Licensed AT&T Technology. Spinco shall not (and shall ensure that its Subsidiaries do not), directly or indirectly, (A) access or use any Licensed AT&T Technology except as expressly permitted hereunder; or (B) remove from any Licensed AT&T Technology any language or designation indicating the confidential nature thereof or the proprietary rights or trademarks of AT&T; or (C) provide access to any Licensed AT&T Technology to any Third Party except as expressly permitted hereunder. The source code for the Licensed AT&T Technology is proprietary to AT&T. Spinco shall (and shall ensure that its Subsidiaries do) maintain such source code in confidence and shall not sell, disclose, transfer, sublicense, or otherwise distribute the source code for any Licensed AT&T Technology, in whole or in part, to any Third Party, other than consultants and contractors in the context of their performance of services to Spinco or its Subsidiaries, pursuant to confidentiality agreements at least as restrictive as this Agreement.

(iv) No Delivery, Services or Technical Support. On or prior to the Closing Date, AT&T shall (or, as applicable, shall cause its Subsidiaries or require the relevant third party to) deliver to Spinco (or any Subsidiary of Spinco that Spinco designates) a copy of any software that comprises the “Passcard” application (as listed in Annex B) or the Specified Shared Technology (as listed on Annex D), which such software is readily in the possession or control of AT&T or any of its Subsidiaries (and only in the form (whether in object code or source code form) in such possession or control). Other than as set forth in the immediately preceding sentence, nothing in this Section 2.01 shall require any AT&T Entity to deliver to Spinco or its Subsidiaries any Technology (including any source code for object code in the possession of Spinco or its Subsidiaries) or provide any services (including software-as-a-service) or technical support related to the Licensed AT&T Technology; provided that, if Spinco or its Subsidiaries, within twelve (12) months of the Distribution Date, identify any Technology that is the subject of the licenses granted in Section 2.01(b) for which the object code is in the possession of Spinco and its Subsidiaries and the source code thereof is not in the possession of Spinco and its Subsidiaries but is in the possession of the AT&T Entities, the AT&T Entities shall provide a copy thereof to Spinco or its Subsidiaries, at Spinco’s reasonable request, in a form to be mutually agreed.

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(d) License to Licensed AT&T Transition Materials. Effective as of the Distribution Date and subject to the terms and conditions of this Agreement (including Article III), IP HoldCo, on behalf of itself, AT&T and any entity that is a Subsidiary of AT&T as of immediately following the Closing, hereby grants to the Spinco Group a non-exclusive, royalty-free, fully paid-up, worldwide, non-sublicensable (other than to third parties for purposes of providing marketing or other commercial services to the Spinco Group) and non-transferable (except as permitted by Section 7.09) license to continue using, displaying and otherwise exploiting the Licensed AT&T Transition Materials in the same manner as used immediately prior to the Closing: (A) in Corporate and Legal Identity for a period of thirty (30) days after the Closing Date, (B) in connection with the operation of the RSN business for a period of eighteen (18) months after the Closing Date, and (C) for all other uses and displays, for a period not to exceed sixty (60) days after the Closing Date (each such period, a “Spinco Transition Period”). For clarity, the ongoing rights granted pursuant to the foregoing license to any member of the Spinco Group that ceases to be an Affiliate of Spinco are as set forth in Section 7.09.

(i) Spinco and its Subsidiaries shall cease using and displaying the Licensed AT&T Transition Materials as soon as commercially reasonable and in any event within the applicable Spinco Transition Period (as may be extended pursuant to Section 3.01). Notwithstanding anything to the contrary in this Agreement, neither Spinco nor its Subsidiaries shall have any obligation to recall, replace or modify any item of sales collateral or installed customer equipment distributed prior to the Closing that, following the Closing, is not under Spinco’s or its Subsidiaries’ control. For clarity, the licenses granted to the Spinco Group pursuant to Section 2.01(d) above are granted only for wind-down or internal purposes, as applicable, during the applicable Spinco Transition Period. Notwithstanding the foregoing, nothing in this Agreement shall be read to place Spinco and its current and future Subsidiaries in a worse position than a member of the general public as to the Licensed AT&T Transition Materials or any part thereof.

Section 2.02 Licenses to AT&T.

(a) License under Licensed Spinco Identified Patents. Effective as of the Distribution Date and subject to the terms and conditions of this Agreement, Spinco, on behalf of itself and any entity that is a Subsidiary of Spinco as of immediately following the Closing, hereby grants to the AT&T Entities a non-exclusive, royalty-free, fully paid-up, irrevocable, perpetual, worldwide, non-sublicensable and non-transferable (except as permitted by Section 7.09) right and license under the Licensed Spinco Identified Patents, to make, have made, use, have used, sell, have sold, offer to sell, import or have imported or otherwise exploit any product or service and to practice any method or process, each of which rights may be exercised by any AT&T Entity or, at the election of the AT&T Entities, on its or their behalf by its and their authorized agents, end users, directors, employees, officers, distributors, resellers, contractors, subcontractors, suppliers and original equipment manufacturers, in each case, for any and all purposes. For clarity, the ongoing rights granted pursuant to the foregoing license to any AT&T Entity that ceases to be a Subsidiary of AT&T are as set forth in Section 7.09.

(i) If any AT&T Entity identifies any Patent(s) Controlled by any member of the Spinco Group filed after June 14, 2018 and prior to the Closing Date, for which the named inventors include at least one employee of the Spinco Entities and one employee of the Remainco Entities, in each case where the conception or reduction to practice of the relevant invention took place during the period of employment, and such Patent(s) are not set forth on Annex A-2, or otherwise included in the Licensed Spinco Identified Patents as of the date such Patent(s) are identified, then promptly following notice thereof to Spinco, Spinco shall amend the definition of Licensed Spinco Identified Patents so as to include such Patent(s), retroactive as to the date of this Agreement, to the extent rights in such Patent(s) remain licensable by Spico (or any member of the Spinco Group) as of the date of such notice.

(b) License to Licensed Spinco Technology. With respect to each item of Licensed Spinco Technology (including, without limitation, such Licensed Spinco Technology identified in Annex C), effective as of the Distribution Date and subject to the terms and conditions of this Agreement, Spinco, on behalf of itself and any entity that is a Subsidiary of Spinco as of immediately following the Closing, hereby grants to the AT&T Entities the following non-exclusive, royalty-free, fully paid-up, non-terminable, irrevocable (except as permitted under Section 5.02), perpetual, worldwide, non-sublicensable and non-transferable (except as permitted by Section 7.09) right and license and/or sublicense, as applicable:

(i) under the Licensed Spinco Technology Patents to make, have made, use, have used, sell, have sold, offer to sell, import or have imported, or otherwise exploit such Licensed Spinco Technology and Improvements thereto, or any product or service that uses or incorporates such Licensed Spinco Technology or such Improvements (but only to the extent of such use or incorporation), and to practice any method or process in connection with the foregoing, and

(ii) under the Licensed Spinco Technology IPR, to copy, use, modify, reproduce, display, perform, make Improvements of or to, distribute, provide and otherwise exploit such Licensed Spinco Technology (in object code and source code form, to the extent the source code is in the possession of any of the AT&T Entities as of the Closing Date or is provided (or required to be provided) to the AT&T Entities under Section 2.02(b)(iv)), or any product or service that uses or incorporates such Licensed Spinco Technology or such Improvements (but only to the extent of such use or incorporation), each of which rights may be exercised by any AT&T Entity or, at the election of the AT&T Entities, on its or their behalf by its and their authorized agents, end users, directors, employees, officers, distributors, resellers, contractors, subcontractors, suppliers and original equipment manufacturers, in each case, in the conduct of the business of the AT&T Entities, in order to continue using the Licensed Spinco Technology in substantially the same manner as used in the conduct of the AT&T Business during the period commencing twelve (12) months prior to the Closing Date and ending on the Closing Date. For clarity, (A) the ongoing rights granted pursuant to the foregoing license to any AT&T Entity that ceases to be a Subsidiary of AT&T are as set forth in Section 7.09 and (B) the license in this Section 2.02(b) shall provide rights to use or practice the applicable Licensed Spinco Technology Patents and the Licensed Spinco Technology IPR only in connection with use or exploitation of the Licensed Spinco Technology (and any modifications, updates, upgrades, new versions and other derivatives thereof).

(iii) Restrictions. Except as expressly provided above in this Section 2.02(b) or otherwise in this Agreement, AT&T shall not (and shall ensure that its Subsidiaries do not) provide, distribute, license, sublicense, sell, assign or transfer any Licensed Spinco Technology, in whole or in part, to any Third Party, or authorize any Third Party to in any way access or utilize any Licensed Spinco Technology. AT&T shall not (and shall ensure that its Subsidiaries do not), directly or indirectly, (A) access or use any Licensed Spinco Technology except as expressly permitted hereunder; or (B) remove from any Licensed Spinco Technology any language or designation indicating the confidential nature thereof or the proprietary rights or trademarks of Spinco; or (C) provide access to any Licensed Spinco Technology to any Third Party except as expressly permitted hereunder. The source code for the Licensed Spinco Technology is proprietary to Spinco. AT&T shall (and shall ensure that its Subsidiaries do) maintain such source code in confidence and shall not sell, disclose, transfer, sublicense, or otherwise distribute the source code for any Licensed Spinco Technology, in whole or in part, to any Third Party, other than consultants and contractors in the context of their performance of services to AT&T or its Subsidiaries, pursuant to confidentiality agreements at least as restrictive as this Agreement.

(iv) No Delivery, Services or Technical Support. For clarity, nothing in this Section 2.02 shall require Spinco or its Affiliates to deliver to the AT&T Entities any Technology (including any source code for object code in the possession of any AT&T Entity) or provide any services (including software-as-a-service) or any technical support related to the Licensed Spinco Technology; provided that, if any of the AT&T Entities, within twelve (12) months of the Distribution Date, identifies any Technology that is the subject of the licenses granted in Section 2.02(b) for which the object code is in the possession of the AT&T Entities and the source code thereof is not in the possession of the AT&T Entities but is in the possession of the Spinco Group, Spinco shall provide a copy thereof to AT&T or its Subsidiaries, at AT&T’s reasonable request, in a form to be mutually agreed.

(c) License to Licensed Spinco Transition Materials. Effective as of the Distribution Date and subject to the terms and conditions of this Agreement (including Article III), Spinco, on behalf of itself and any entity that is a Subsidiary of Spinco as of immediately following the Closing, hereby grants to the AT&T Entities a non-exclusive, royalty-free, fully paid-up, worldwide, non-sublicensable (other than to third parties for purposes of providing marketing or other commercial services to the AT&T Entities) and non-transferable (except as permitted by Section 7.09) license to continue using, displaying and otherwise exploiting the Licensed Spinco Transition Materials in the same manner as used immediately prior to the Closing: (A) in Corporate and Legal Identity for a period of thirty (30) days after the Closing Date and (B) for all other uses and displays, for a period not to exceed sixty (60) days after the Closing Date (each such period, an “AT&T Transition Period”). For clarity, the ongoing rights granted pursuant to the foregoing license to any AT&T Entity that ceases to be a Subsidiary of AT&T are as set forth in Section 7.09.

(i) The AT&T Entities shall cease using and displaying the Licensed Spinco Transition Materials as soon as commercially reasonable and in any event within the applicable AT&T Transition Period (as may be extended pursuant to Section 3.01). Notwithstanding anything to the contrary in this Agreement, no AT&T Entity shall have any obligation to recall, replace or modify any item of sales collateral or installed customer equipment distributed prior to the Closing that, following the Closing, is not under AT&T’s or its Subsidiaries’ control. For clarity, the licenses granted to the AT&T Entities pursuant to this Section 2.02(c) are granted only for wind-down or internal purposes, as applicable, during the applicable AT&T Transition Period. Notwithstanding the foregoing, nothing in this Agreement shall be read to place the AT&T Entities in a worse position than a member of the general public as to the Licensed Spinco Transition Materials or any part thereof.

Section 2.03 Third Party Licenses.

(a) Except as provided expressly in this Article II, this Agreement does not grant or otherwise convey to any Party a license or any other right under or to any Intellectual Property or Technology owned by any Third Party. In the event that a Party uses any such Intellectual Property or Technology other than as licensed hereunder, such Party acknowledges that it must have an appropriate license to use or otherwise exploit such Intellectual Property and Technology from the Third Party owner (or its permitted licensee).

(b) As to any sublicense granted by IP Holdco to the Spinco Group, or granted by Spinco to the AT&T Entities, in each case pursuant to Article II, the sublicense-receiving Party shall comply, and shall require its Subsidiaries to comply, with the terms and conditions of the applicable, underlying Third Party license agreement, following reasonable advance, written notice of such terms and conditions.

Section 2.04 Ownership of Improvements. Except as expressly provided in another written agreement between the Parties, as between the AT&T Entities, on the one hand, and the Spinco Group, on the other hand, ownership of any Intellectual Property in and to Improvements made with respect to the Technology licensed hereunder after the Closing Date shall vest with the Party that developed such Improvement. Without limiting the foregoing, except as expressly set forth in Article II, no right or license (whether express or implied) to any Improvement or Intellectual Property covering or embodied therein is granted under this Agreement. For the avoidance of doubt, no Party shall have any obligation under this Agreement to disclose or otherwise provide any Improvement made by or on behalf of such Party or its Subsidiaries to the other Party or its Affiliates.

Section 2.05 Joint Ownership of Specified Shared Technology.

(a) Effective as of the Distribution Date and subject to the terms and conditions of this Agreement, as among the Parties and their respective Affiliates, the Specified Shared Technology IP shall be owned jointly by AT&T and Spinco in equal and undivided shares. Each Party and its Affiliates hereby irrevocably assigns, transfers and conveys, to AT&T or Spinco, as applicable, an equal, undivided share in all Specified Shared Technology IP. Notwithstanding any more limited rights available to the Parties and their Affiliates under applicable Law, each Party and its Affiliates grants to the other Party and their respective Affiliates the rights and privileges set forth in Section 2.05(b)-(c).

(b) From the Distribution Date, (i) the Parties, and each of their respective Affiliates will be free to copy, use, modify, reproduce, display, perform, make Improvements of or to, distribute, provide and otherwise exploit (in object code and source code form, in the case of software) such Specified Shared Technology IP without (A) the consent of the other Party or (B) any duty of accounting to, or duty of sharing of profits with, any other Party, and (ii) the Parties shall be permitted to assign, transfer and grant licenses under their rights, title and interest in and to the Specified Shared Technology IP, provided that any disclosure by a Party or its Affiliates of the Specified Shared Technology to a non-Affiliate of such Party shall be subject to customary confidentiality undertakings.

(c) From the Distribution Date, either AT&T or Spinco may, without the consent of the other Party, (i) assert or otherwise bring and prosecute legal action (including judicial and administrative proceedings of any kind) for infringement or other violation of the Specified Shared Technology IP (as applicable), provided that, the other Party shall join in any such action to the extent necessary for standing purposes (with the Party asserting or otherwise bringing and prosecuting such action bearing such other Party’s reasonable costs and expenses for participation in such action), and (ii) take any and all actions in respect of the registration, maintenance or protection of Intellectual Property to the extent claiming or covering elements of the Specified Shared Technology. No Party or its Affiliates shall be required to participate in any activity, or join any action, undertaken by another Party pursuant to the foregoing sentence, except as otherwise expressly provided therein.

(d) If any Party or any of their respective Affiliates files a Patent that covers or claims any Specified Shared Technology, the claim(s) of such Patent that cover or claim the Specified Shared Technology shall, if filed by Spinco or its Affiliates, be automatically included in the license to the AT&T Entities under Section 2.02(a) and, if filed by any AT&T Entity, automatically included in the license to the Spinco Group under Section 2.01(a).

ARTICLE III

TRANSITION MATERIAL PROVISIONS

Section 3.01 Extensions of Transition Periods. In the event that a Party and its Subsidiaries have used commercially reasonable efforts to cease the use, display and other exploitation of any Transition Material licensed to them (the “Transition Material Licensee”) by the other Party (the “Transition Material Licensor”) pursuant to Section 2.01(d) or Section 2.02(c) within the relevant Spinco Transition Period or AT&T Transition Period (as applicable), but are nonetheless unable to cease such copying, use, reproduction, display, performance, distribution and provision (in the case of Content) or use and display (in the case of Trademarks) (e.g., because they have been unable to obtain any approval required by Law), such Transition Material Licensee shall request in writing from the applicable Transition Material Licensor an extension of the relevant Spinco Transition Period or AT&T Transition Period (as applicable) at least ten (10) Business Days before the expiration of the applicable Spinco Transition Period or AT&T Transition Period (as applicable), and the Transition Material Licensor shall consider such request reasonably and in good faith, and shall respond to such Transition Material Licensee within such ten (10) Business Day period regarding such request; provided, however, that the Transition Material Licensor shall not unreasonably withhold consent to at least one thirty (30) day extension for each of the relevant Spinco Transition Period or AT&T Transition Period (as applicable), it being acknowledged that it would be reasonable for the Transition Material Licensor to withhold consent, inter alia, to the extent prohibited by applicable Law or, if the applicable extension would raise material commercial risks for the Transition Material Licensor or its Affiliates. If the applicable Transition Material Licensor grants any such extension, the Transition Material Licensee and its Subsidiaries shall continue to apply commercially reasonable efforts to cease the copying, use, reproduction, display, performance, distribution and provision (in the case of Content) or use and display (in the case of Trademarks) of the applicable Transition Materials within the extended Spinco Transition Period or AT&T Transition Period (as applicable). Notwithstanding anything to the contrary herein, other than in respect of the uses and displays contemplated by Section 2.01(d)(B), in no event will any Spinco Transition Period or AT&T Transition Period (as applicable) extend beyond one-hundred twenty (120) days after the Closing Date.

Section 3.02 Quality. Each Transition Material Licensee acknowledges the importance to the applicable Transition Material Licensor and each of its Affiliates of maintaining the goodwill associated with the Trademarks licensed to such Transition Material Licensee and its Subsidiaries pursuant to Section 2.01(d) or Section 2.02(c) (as applicable) and such Transition Material Licensee agrees that the conduct of any activities it and its Subsidiaries conduct in connection with such Trademarks shall be in accordance with the Standards of Quality. Without limitation to any other rights a Transition Material Licensor may have hereunder, if a Transition Material Licensee or its Subsidiaries is not complying with the Standards of Quality in respect of any Trademark licensed to it hereunder and the applicable Transition Material Licensor notifies such Transition Material Licensee in writing thereof, setting forth, in reasonable detail, a written description of the noncompliance and any suggestions for curing such noncompliance, then such Transition Material Licensee shall, and shall cause its applicable Subsidiaries to, cure such noncompliance as soon as is practicable but in any event within ten (10) Business Days thereafter or, if such breach is not capable of being cured on commercially reasonable terms within such ten (10) Business Day period, as soon as reasonably practicable. No Transition Material Licensee shall, or shall permit its Subsidiaries to, knowingly use the Trademarks licensed to it hereunder in any manner that (a) derogates the goodwill associated with such Trademarks or (b) compromises the validity of such Trademarks. Each Party shall use and display the Trademarks licensed to it pursuant to this Agreement in compliance with all applicable Laws and provisions of this Agreement. Notwithstanding anything to the contrary in this Agreement, a Transition Material Licensee’s use of the Trademarks licensed to it hereunder in substantially the same manner as the applicable Transition Material Licensor used such Trademarks as of the Closing Date shall be deemed to not be in breach of this Agreement and shall be deemed to meet the Standards of Quality.

Section 3.03 Trademark Inspection. Each Transition Material Licensor reserves for itself the right to inspect and review, no more than once during the relevant Spinco Transition Period or AT&T Transition Period (as applicable), during the Transition Material Licensee’s regular business hours and with reasonable advance notice, the use each Trademark licensed to such Transition Material Licensee or its Subsidiaries pursuant to this Agreement in order to confirm that the nature and quality of the products, services and activities associated with such Trademarks, and that the uses and displays of such Trademarks by such Transition Material Licensee and its Subsidiaries, comply with the requirements of this Agreement.

Section 3.04. Mitigation. In the event of any breach or threatened breach by a Transition Material Licensee or any of its Subsidiaries of any of the terms, provisions or covenants of this Article III, or any customer, governmental or industry complaint arising from the products, services and activities associated with a Transition Material Licensee’s or any of its Subsidiaries’ use of the Trademarks licensed to them pursuant to this Agreement, and without limiting any other right or remedy of the applicable Transition Material Licensor under this Agreement or otherwise, the applicable Transition Material Licensor may, in its sole discretion but after reasonable consultation with the applicable Transition Material Licensee, determine any reasonable plan and course of action to be taken to mitigate any harm or potential harm to the goodwill associated with the applicable Trademark or the reputation of the Transition Material Licensor or any of its Affiliates, including any marketing, customer relations or government relations activity required in connection therewith (the “Mitigation Plan”). In such a case, the applicable Transition Material Licensee and its Subsidiaries shall, to the extent reasonably practicable, implement the Mitigation Plan and reasonably cooperate with the applicable Transition Material Licensor in implementing the Mitigation Plan, if applicable.

ARTICLE IV

RESERVATION OF RIGHTS; CONFIDENTIALITY

Section 4.01 Reservation of Rights.

(a) All rights not expressly granted by a Party hereunder are reserved by such Party. Without limiting the generality of the foregoing, the Parties expressly acknowledge that nothing contained herein shall be construed or interpreted as a grant, by implication or otherwise, of any licenses other than the licenses expressly set forth in Article II. No Party shall, except as specifically permitted in this Agreement or approved in advance in writing by the other Party, give consent to the use of any Intellectual Property licensed to such Party hereunder to any other Person in any manner. Nothing herein shall be read to amend or otherwise affect any Intercompany Contract related to Intellectual Property.

(b) Each Party shall have the sole and exclusive right and option, at its expense, to file, maintain, assert and defend the Intellectual Property owned by such Party and licensed to the other Party hereunder.

Section 4.02 Confidentiality. Any Trade Secret or other confidential information licensed under this Agreement, including but not limited to the Licensed AT&T Technology or the Licensed Spinco Technology, shall be held in confidence by the license receiving Party (and the license receiving Party’s Subsidiaries) and such receiving Party shall not (and shall require its Subsidiaries to not) disclose such Trade Secret or confidential information except pursuant to appropriate confidentiality undertakings or as required by applicable Law.

ARTICLE V

TERM AND TERMINATION

Section 5.01 Term. Subject to Section 5.02, the term of this Agreement shall commence on the Closing Date and continue until, and automatically terminate upon, the date on which all Intellectual Property licensed hereunder expires or is no longer subsisting.

Section 5.02 Termination of Certain Sublicenses. Any sublicense granted by IP HoldCo to the Spinco Group, or granted by Spinco to the AT&T Entities, in each case pursuant to Article II shall immediately terminate upon the earlier to occur of: (a) the termination or expiration of the underlying Third Party license agreement, if any, (unless renewed), except to the extent such sublicense survives termination or expiration of such agreement, or (b) upon notice from such sublicense-granting Party in the case of any material breach of the terms of the applicable Third Party license by the sublicense-receiving Party or any of its Subsidiaries, or in the case of any other action or inaction taken by or on behalf of such other sublicense-receiving Party or any of its Subsidiaries that could result in a material negative impact to the sublicense-granting Party or any of its Affiliates under such Third Party license.

Section 5.03 Survival. The following provisions of this Agreement shall survive notwithstanding any termination of this Agreement: Section 2.03(a), Section 2.04, Section 2.05, Article IV, Article V, Article VI and Article VII.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES; DISCLAIMER;

ASSUMPTION OF RISK

Section 6.01 Representations and Warranties. Each Party hereby represents and warrants to the other Party that: (a) it has the power and authority to enter into this Agreement and to fully perform its obligations hereunder (including to grant the licenses granted pursuant to Article II); (b) this Agreement has been duly authorized, executed and delivered by it; and (c) this Agreement is a valid and binding agreement enforceable against it in accordance with the terms hereof except as enforceability may be limited by bankruptcy laws, other similar laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies.

Section 6.02 DISCLAIMER.

(a) WITHOUT PREJUDICE TO ANY PROVISIONS OF THE OTHER TRANSACTION DOCUMENTS OR CONTINUING ARRANGEMENTS AND EXCEPT AS OTHERWISE SET FORTH HEREIN, EACH PARTY AGREES AND ACKNOWLEDGES THAT THE LICENSED AT&T PATENTS, LICENSED SPINCO PATENTS, LICENSED AT&T TECHNOLOGY IPR, LICENSED SPINCO TECHNOLOGY IPR, LICENSED AT&T TECHNOLOGY, LICENSED SPINCO TECHNOLOGY, LICENSED AT&T TRANSITION MATERIALS AND LICENSED SPINCO TRANSITION MATERIALS ARE LICENSED HEREUNDER ON AN AS-IS BASIS, WITH ALL FAULTS, WITHOUT WARRANTY OF ANY KIND, AND SUBJECT TO ALL EXISTING LICENSES AND RIGHTS GRANTED, AND THAT EXCEPT AS OTHERWISE SET FORTH HEREIN OR IN THE OTHER TRANSACTION DOCUMENTS OR CONTINUING ARRANGEMENTS, NO PARTY NOR ANY OF THEIR RESPECTIVE AFFILIATES MAKES, AND EACH OF THE PARTIES AND THEIR RESPECTIVE AFFILIATES HEREBY SPECIFICALLY DISCLAIM, ALL REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE LICENSED AT&T PATENTS, LICENSED SPINCO PATENTS, LICENSED AT&T TECHNOLOGY IPR, LICENSED SPINCO TECHNOLOGY IPR, LICENSED AT&T TECHNOLOGY, LICENSED SPINCO TECHNOLOGY, LICENSED AT&T TRANSITION MATERIALS AND LICENSED SPINCO TRANSITION MATERIALS, EXPRESS OR IMPLIED, INCLUDING OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT; AND FURTHER, NEITHER PARTY MAKES ANY REPRESENTATIONS, OR EXTENDS WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, AND ASSUMES NO RESPONSIBILITIES WHATSOEVER WITH RESPECT TO THE MANUFACTURE, USE, SALE OR OTHER DISPOSITION (AS APPLICABLE) BY THE OTHER PARTY, ITS SUBSIDIARIES, OR ITS OR THEIR RESPECTIVE LICENSEES OR OTHER TRANSFEREES, OR CUSTOMERS, OF PRODUCTS, PROCESSES, OR METHODS INCORPORATING OR MADE BY USE OF INVENTIONS OR OTHER TECHNOLOGY SUBJECT TO THIS AGREEMENT OR ANY INFORMATION WHICH MAY BE

FURNISHED BY EITHER PARTY UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY AND ITS SUBSIDIARIES ASSUME TOTAL RESPONSIBILITY AND RISK FOR THEIR USE OF THE RIGHTS GRANTED TO THEM BY THE OTHER PARTY UNDER THIS AGREEMENT, INCLUDING THE RISK OF ANY DEFECTS OR INACCURACIES THEREIN. THE PARTIES ACKNOWLEDGE AND AGREE THAT NOTHING CONTAINED IN THIS AGREEMENT SHALL CONSTITUTE A WAIVER OF ANY OF A PARTY’S RIGHTS PURSUANT TO THE OTHER TRANSACTION DOCUMENTS OR CONTINUING ARRANGEMENTS AND THAT THE REPRESENTATIONS, WARRANTIES, COVENANTS, AGREEMENTS, INDEMNITIES AND OTHER TERMS CONTAINED THEREIN SHALL NOT BE ALTERED OR SUPERSEDED HEREBY, BUT SHALL REMAIN IN FULL FORCE AND EFFECT TO THE FULL EXTENT PROVIDED THEREIN.

(b) EACH PARTY AND THEIR AFFILIATES, EMPLOYEES, DIRECTORS, SHAREHOLDERS, AGENTS, REPRESENTATIVES DISCLAIM AND SHALL NOT BE LIABLE TO THE OTHER PARTY (OR THE OTHER PARTY’S AFFILIATES, EMPLOYEES, DIRECTORS, SHAREHOLDERS, AGENTS, REPRESENTATIVES) IN ANY WAY IN RESPECT OF THEIR AND THEIR AFFILIATES’ HANDLING OF, OR THE RESULTS OBTAINED FROM, FILING, PROSECUTION OR MAINTENANCE OR ANY FAILURE TO SO FILE, PROSECUTE OR MAINTAIN THE LICENSED AT&T PATENTS AND LICENSED SPINCO PATENTS. EACH PARTY HEREBY RELEASES AND FOREVER DISCHARGES THE OTHER PARTY AND ALL OF ITS AFFILIATES, COUNSEL, SUCCESSORS, PREDECESSORS, ASSIGNS, DIRECTORS, OFFICERS, EMPLOYEES, AND SHAREHOLDERS FROM AND AGAINST ALL ACTIONS, CLAIMS, SUITS, DEMANDS, DAMAGES, JUDGMENTS, CAUSES OF ACTION, DEBTS, LIABILITIES, OR CONTROVERSIES OF ANY KIND WHATSOEVER, WHETHER MATURED OR UNMATURED, WHETHER AT LAW OR IN EQUITY, WHETHER BEFORE A LOCAL, STATE OR FEDERAL COURT, TRIBUNAL, ADMINISTRATIVE AGENCY OR COMMISSION, AND WHETHER NOW KNOWN OR UNKNOWN, LIQUIDATED OR UNLIQUIDATED, THAT THEY NOW HAVE OR MAY HAVE HAD, ON BEHALF OF THEMSELVES OR ANY OTHER PERSON OR ENTITY, ARISING OUT OF, OR IN ANY WAY RELATED TO THE PROSECUTION OF THE LICENSED AT&T PATENTS AND LICENSED SPINCO PATENTS, EXCEPT TO THE EXTENT IT CONSTITUTES A BREACH OF ANY REPRESENTATION OR WARRANTY SET FORTH IN THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS OR CONTINUING ARRANGEMENTS.

Section 6.03 NO CONSEQUENTIAL DAMAGES. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY CONTAINED IN THIS AGREEMENT, EXCEPT FOR DAMAGES ARISING FROM FRAUD, GROSS NEGLIGENCE OR WILLFUL BREACH, NO PARTY SHALL BE LIABLE UNDER THIS AGREEMENT FOR (A) ANY PUNITIVE OR EXEMPLARY DAMAGES, OR (B) ANY DAMAGES THAT ARE SPECULATIVE OR NOT REASONABLY DETERMINABLE, EXCEPT, IN EACH CASE OF ITEMS (A) AND (B), TO THE EXTENT AWARDED BY A COURT OF COMPETENT JURISDICTION AND PAID TO A THIRD PARTY IN CONNECTION WITH A CLAIM.

ARTICLE VII

MISCELLANEOUS PROVISIONS

Section 7.01 Modification or Amendment; Waiver.

(a) This Agreement may not be modified or amended except by an agreement in writing specifically designated as an amendment hereto signed by each of the Parties. Any provision of this Agreement may be waived, if and only if, such waiver is in writing and signed by the Party against whom the waiver is to be effective.

(b) No failure or delay by any Party in exercising any right, power or privilege hereunder or under applicable Law shall operate as a waiver of such rights and, except as otherwise expressly provided herein, no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law

Section 7.02 Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement. A signed copy of this Agreement delivered by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

Section 7.03 Governing Law and Venue; Submission to Jurisdiction; Selection of Forum; Waiver of Trial by Jury.

(a) THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF (OR ANY OTHER JURISDICTION) TO THE EXTENT THAT SUCH PRINCIPLES WOULD DIRECT A MATTER TO ANOTHER JURISDICTION.

(b) Each of the Parties agrees that: (i) it shall bring any Proceeding in connection with, arising out of or otherwise relating to this Agreement or the transactions contemplated hereby exclusively in the Chosen Courts; and (ii) solely in connection with such Proceedings, (A) it irrevocably and unconditionally submits to the exclusive jurisdiction of the Chosen Courts, (B) it waives any objection to the laying of venue in any Proceeding in the Chosen Courts, (C) it waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any Party, (D) mailing of process or other papers in connection with any such Proceeding in the manner provided in Section 7.05 or in such other manner as may be permitted by applicable Law shall be valid and sufficient service thereof and (E) it shall not assert as a defense, any matter or claim waived by the foregoing clauses (A) through (D) of this Section 7.03(b) or that any order issued by the Chosen Courts may not be enforced in or by the Chosen Courts. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by Law or to commence any Proceeding or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any Proceeding brought pursuant to this Section 7.03(b).

(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY BE IN CONNECTION WITH, ARISE OUT OF OR OTHERWISE RELATE TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY PROCEEDING DIRECTLY OR INDIRECTLY, IN CONNECTION WITH, ARISING OUT OF OR OTHERWISE RELATING TO THIS AGREEMENT, ANY INSTRUMENT OR OTHER DOCUMENT DELIVERED PURSUANT TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HEREBY ACKNOWLEDGES AND CERTIFIES (i) THAT NO REPRESENTATIVE OF THE OTHER PARTIES, AS THE CASE MAY BE, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTIES WOULD NOT, IN THE EVENT OF ANY ACTION OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) IT MAKES THIS WAIVER VOLUNTARILY AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS, ACKNOWLEDGMENTS AND CERTIFICATIONS CONTAINED IN THIS SECTION 7.03(C).

Section 7.04 Specific Performance. Each of the Parties acknowledges and agrees that the rights of each Party to consummate the transactions contemplated hereby are special, unique and of extraordinary character and that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or damage would be caused for which money damages would not be an adequate remedy. Accordingly, each Party agrees that, in addition to any other available remedies a Party may have in equity or at law, each Party shall be entitled to enforce specifically the terms and provisions of this Agreement and to obtain an injunction restraining any breach or violation or threatened breach or violation of the provisions of this Agreement without necessity of posting a bond or other form of security. In the event that any Proceeding should be brought in equity to enforce the provisions of this Agreement, no Party shall allege, and each Party hereby waives the defense, that there is an adequate remedy at law.

Section 7.05 Notice. All notices, requests, instructions, consents, claims, demands, waivers, approvals and other communications to be given or made hereunder by one or more Parties to one or more of the other Parties, as the case may be, shall be in writing and shall be deemed to have been duly given or made on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day (or otherwise on the next succeeding Business Day) if (a) served by personal delivery or by a nationally recognized overnight courier service upon the Party or Parties for whom it is intended, (b) delivered by registered or certified mail, return receipt requested or (c) sent by email, provided that the email transmission is promptly confirmed by telephone or in writing by the recipient thereof (excluding out-of-office replies or other automatically generated responses). Such communications shall be sent to the respective Party at the following street addresses or email addresses or at such other street address or email address for a Party, as the case may be, as shall be specified for such purpose in a notice given in accordance with this Section 7.05.

If to the AT&T Parties:

AT&T Inc.

208 S. Akard St.

Dallas, Texas 75202

Attention: SVP – Corporate Strategy and Development

Email: [redacted]

AT&T Inc.

208 S. Akard St.

Dallas, Texas 75202

Attention: SVP – Assistant General Counsel

Email: [redacted]

[redacted]

General Counsel

AT&T Intellectual Property, LLC

754 Peachtree Street, Suite 7C

Atlanta, GA 30308

Business Number: [redacted]

with a copy (which shall not constitute notice) to:

Sullivan & Cromwell LLP

125 Broad Street

New York, New York 10004

Attention: Eric M. Krautheimer

Melissa Sawyer

Nader Mousavi

Email: krautheimere@sullcrom.com

sawyerm@sullcrom.com

mousavin@sullcrom.com

If to Spinco:

Discovery, Inc.

230 Park Avenue South

New York, NY 10003

Attention: Bruce Campbell

Email: [redacted]

with copies (which shall not constitute notice) to:

Debevoise & Plimpton LLP

919 Third Avenue

New York, New York 10022

Attention: Jeffrey J. Rosen

Jonathan E. Levitsky

Sue Meng

Email: jrosen@debevoise.com

jlevitsky@debevoise.com

smeng@debevoise.com

Section 7.06 Entire Agreement. This Agreement (including the schedules, exhibits and annexes hereto) constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, negotiations, understandings, and representations and warranties, whether oral or written, with respect to such matters.

Section 7.07 Third-Party Beneficiaries. The Parties hereby agree that their respective agreements and covenants set forth in this Agreement are solely for the benefit of the other Parties, as the case may be, on the terms and subject to the conditions set forth in this Agreement, and this Agreement is not intended to, and does not, confer upon any Third Party any rights or remedies, express or implied.

Section 7.08 Severability. The provisions of this Agreement shall be deemed severable and the illegality, invalidity or unenforceability of any provision shall not affect the legality, validity or enforceability of the other provisions of this Agreement. If any provision of this Agreement, or the application of such provision to any Person or any circumstance, is illegal, invalid or unenforceable, (a) a suitable and equitable provision to be negotiated by the Parties, each acting reasonably and in good faith, shall be substituted therefor in order to carry out, so far as may be legal, valid and enforceable, the intent and purpose of such illegal, invalid or unenforceable provision, and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such illegality, invalidity or unenforceability, nor shall such illegality, invalidity or unenforceability affect the legality, validity or enforceability of such provision, or the application of such provision, in any other jurisdiction.

Section 7.09 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties (and any of their respective successors, legal representatives and permitted assigns). No Party may assign any of its rights or delegate any of its obligations under this Agreement, in whole or in part, by operation of Law or otherwise, without the prior written consent of the other Parties; provided, however, that (a) either Party may extend the licenses granted to it and its Subsidiaries pursuant to Article II in connection with the sale or other transfer or divestiture of any business, product line, division or Subsidiary of such Party, and (b) either Party may assign this Agreement (in whole but not in part) in connection with a sale of all or substantially all of its and its Affiliates’ assets or business, to which this Agreement relates. Any attempted or purported assignment or delegation in violation of this Section 7.09 shall be null and void.

Section 7.10 Assignment of Intellectual Property Rights. Any Party may freely assign or transfer any Intellectual Property that it owns and is licensed hereunder, provided that such Intellectual Property shall remain subject to the license grants and other terms of this Agreement following such assignment or transfer.

Section 7.11 Interpretation and Construction.

(a) The headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

(b) The Preamble, and all Recital, Article, Section, Subsection, Schedule, Annex and Exhibit references used in this Agreement are to the recitals, articles, sections, subsections, schedules, annexes and exhibits to this Agreement unless otherwise specified herein.

(c) Except as otherwise expressly provided herein, for purposes of this Agreement: (i) the terms defined in the singular have a comparable meaning when used in the plural and vice versa; (ii) words importing the masculine gender shall include the feminine and neutral genders and vice versa; (iii) whenever the words “includes” or “including” are used, they shall be deemed to be followed by the words “without limitation”; (iv) the word “or” is not exclusive; (v) the words “hereto,” “hereof,” “hereby,” “herein,” “hereunder” and similar terms in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement; (vi) the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends and such phrase shall not mean simply “if”; and (vii) a reference to any Person includes such Person’s successors and permitted assigns.

(d) All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.

(e) Except as otherwise expressly provided herein, the term “dollars” and the symbol “$” mean United States Dollars.

(f) Except as otherwise expressly provided herein, all references in this Agreement to any statute include the rules and regulations promulgated thereunder, in each case as amended, re-enacted, consolidated or replaced from time to time and in the case of any such amendment, re-enactment, consolidation or replacement, reference herein to a particular provision shall be read as referring to such amended, re-enacted, consolidated or replaced provision and shall also include, unless the context otherwise requires, all applicable guidelines, bulletins or policies made in connection therewith.

(g) The Parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

Section 7.12 Bankruptcy Assurance. All rights and licenses granted to either Party under or pursuant to this Agreement are, for all purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of rights to “intellectual property” as defined in the U.S. Bankruptcy Code, and, in the event that a case under the U.S. Bankruptcy Code is commenced by or against a Party granting any right or license hereunder, each applicable licensed Party will have all of the rights set forth in Section 365(n) of the U.S. Bankruptcy Code to the maximum extent permitted thereby.

Section 7.13 Nature of Relationship. Each Party to this Agreement acknowledges and agrees that (a) this Agreement does not create a fiduciary relationship between them or between or among any of their respective Affiliates; (b) each shall remain an independent business; and (c) nothing in this Agreement, express or implied, is intended to constitute any Party as an agent, legal representative, subsidiary, joint venturer, partner, employee or servant of the other for any purpose whatsoever. During the term of this Agreement, no Party shall indicate that there is any agency relationship between the Parties or any of their Affiliates arising hereunder. Nothing in this Agreement authorizes any Party to make any contract, agreement, warranty or representation on behalf of the other Party, nor to incur any debt or other obligation in the name of the other Party. In no event shall any Party or any of their respective Affiliates assume any liability for, or be deemed liable hereunder as a result of, any such action, and no Party nor any of its respective Affiliates shall have any liability by reason of this Agreement for any act or omission of another Party or any of its Affiliates in the conduct of their respective businesses.

Section 7.14 Inconsistency. In the event of any inconsistency between the terms of this Agreement and the schedules hereto, the terms of this Agreement shall control. In the event of any inconsistency between the terms of this Agreement and the Separation and Distribution Agreement, the terms of this Agreement shall control (subject to the limitations set forth in Section 9.18(k) of the Separation and Distribution Agreement).

Section 7.15 Fulfillment of Obligations. Any obligation of any Party to the other Party under this Agreement, which obligation is performed, satisfied or fulfilled completely by an Affiliate of such Party, shall be deemed to have been performed, satisfied or fulfilled by such Party.

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed on the date first written above by their respective duly authorized officers.

AT&T INC.

By:	/s/ Stephen A. McGaw
	Name:	Stephen A. McGaw
	Title:	Senior Vice President – Corporate Strategy and Development

AT&T INTELLECTUAL PROPERTY LLC

By:	/s/ Scott Frank
	Name:	Scott Frank
	Title:	President and Chief Executive Officer

MAGALLANES, INC.

By:	/s/ Stephen A. McGaw
	Name:	Stephen A. McGaw
	Title:	President

Annex A-1

(Licensed AT&T Identified Patents)

Annex A-2

(Licensed Spinco Identified Patents)

Annex B

(Licensed AT&T Technology)

Annex C

(Licensed Spinco Technology)

Annex D

(Specified Shared Technology)

Annex E

(Security Training Materials)